Exhibit 99.28(i)(ii)

[Form of Tax Opinion]

                , 2013

Driehaus Mutual Funds 25 East Erie Street Chicago, Illinois 60611	Driehaus Micro Cap Fund L.P. 25 East Erie Street Chicago, Illinois 60611

Driehaus Institutional Micro Cap Fund, L.P. 25 East Erie Street Chicago, Illinois 60611	Driehaus Capital Management LLC 25 East Erie Street Chicago, Illinois 60611

Driehaus Capital Management (USVI) LLC 25 East Erie Street Chicago, Illinois 60611

Re:	Contribution of the Assets of Driehaus Micro Cap Fund L.P. and Driehaus Institutional Micro Cap Fund, L.P. to a Regulated Investment Company

Ladies and Gentlemen:

You have requested our opinion regarding certain U.S. federal income tax consequences of the proposed contribution of the assets of Driehaus Micro Cap Fund L.P., an Illinois limited partnership, and Driehaus Institutional Micro Cap Fund, L.P., a Delaware limited partnership (each a “Partnership” and collectively, the “Partnerships”), to a regulated investment company.

The proposed transaction contemplates that (1) each Partnership will transfer to Driehaus Micro Cap Growth Fund (the “Fund”), a newly created series of Driehaus Mutual Funds, a Delaware statutory trust (the “Trust”), substantially all its properties and assets (subject to the retention by each Partnership of assets sufficient to pay the Partnership’s accrued liabilities that will not be assumed by the Fund and any assets determined to be unsuitable for the Fund to acquire) solely in exchange for voting common shares of beneficial interest of the Trust relating to the Fund (“Fund Shares”) and the assumption by the Fund of only the Partnership’s accounts payable for securities purchased and accounts payable related to securities sold short (such transfer of assets and assumption of accounts payable in exchange for Fund Shares is hereinafter referred to as the “Exchange”) and (2) as soon as practicable after the Exchange, each Partnership will make a liquidating distribution to its partners of all the Fund Shares so received in accordance with the partners’ respective interests in the Partnership immediately prior to the Exchange, and each Partnership will completely liquidate, terminate and dissolve under state law

Driehaus Mutual Funds

Driehaus Micro Cap Fund L.P.

Driehaus Institutional Micro Cap Fund

Driehaus Capital Management LLC

Driehaus Capital Management (USVI) LLC

                    , 2013

after the satisfaction of the Partnership’s liabilities and the distribution to its partners of any assets retained by the Partnership in excess of amounts needed to pay or provide for the payment of all its liabilities (such liquidating distributions are hereinafter referred to as the “Liquidation”). The foregoing will be accomplished pursuant to an Agreement and Plan of Exchange dated             , 2013 (the “Plan”), entered into by the Partnerships; the Trust, on behalf of the Fund; Driehaus Capital Management (USVI) LLC, the general partner of the Partnerships (the “General Partner”); and Driehaus Capital Management LLC, the investment adviser to the Partnerships and the Fund (the “Adviser”).

In rendering this opinion, we have examined the Plan and have reviewed and relied upon representations made to us by duly authorized officers of the Trust, on behalf of the Fund, and the Partnerships in letters dated             , 2013. We have also examined such other agreements, documents and records that have been made available to us and such other materials as we have deemed relevant for purposes of this opinion. In such review and examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

Our opinion is based, in part, on the assumption that the Exchange and the Liquidation described herein will occur in accordance with the terms of the Plan (without the waiver or modification of any terms or conditions thereof and without taking into account any amendment thereof that we have not approved) and the facts and representations set forth or referred to in this opinion letter, and that such facts and representations, as well as the facts and representations set forth in the Plan, are accurate as of the date hereof and will be accurate on the effective date and at the time of each of the Exchange and the Liquidation. You have not requested that we undertake, and we have not undertaken, any independent investigation of the accuracy of the facts, representations and assumptions set forth or referred to herein.

For the purposes indicated above, and based upon the facts, assumptions and representations set forth or referred to herein, and subject to the limitations set forth below, it is our opinion that for U.S. federal income tax purposes:

1. No gain or loss will be recognized by a Partnership on the transfer of its assets to the Fund solely in exchange for Fund Shares and the assumption by the Fund of only the Partnership’s accounts payable for securities purchased and accounts payable related to securities sold short. (Sections 351 and 357(a) of the Internal Revenue Code of 1986, as amended (the “Code”)).

Driehaus Mutual Funds

Driehaus Micro Cap Fund L.P.

Driehaus Institutional Micro Cap Fund

Driehaus Capital Management LLC

Driehaus Capital Management (USVI) LLC

                    , 2013

2. No gain or loss will be recognized by the Fund upon the receipt of a Partnership’s assets solely in exchange for Fund Shares and the assumption by the Fund of such Partnership’s accounts payable for securities purchased and accounts payable related to securities sold short. (Section 1032(a) of the Code).

3. No gain or loss will be recognized by a Partnership upon the distribution of Fund Shares to its partners in exchange for such partners’ interests in the Partnership. (Section 731(b) of the Code).

4. No gain or loss will be recognized by the partners of a Partnership upon receipt of Fund Shares in exchange for their interests in the Partnership, although a partner may recognize gain to the extent that any money distributed (or deemed to be distributed, including without limitation such partner’s allocable share of any liabilities assumed by the Fund) exceeds the partner’s adjusted basis in the Partnership immediately before the distribution. (Section 731(a) of the Code).

5. The basis to the Fund of the assets transferred to it by a Partnership will be the same as the basis of such assets in the hands of the Partnership immediately prior to the Exchange. (Section 362(a) of the Code).

6. The basis of the Fund Shares received by a Partnership will be equal to the basis of the assets exchanged for such shares by such Partnership, reduced by the amount of any liabilities of such Partnership assumed by the Fund. (Sections 358(a) and (d) of the Code).

7. The basis of the Fund Shares and any other assets (except money) received by the partners of a Partnership in the Liquidation will be, with respect to each partner, equal to the adjusted basis of such partner’s interest in such Partnership, reduced by any money distributed to such partner as part of the Liquidation (or money deemed to be distributed to such partner, including without limitation such partner’s allocable share of any liabilities assumed by the Fund). (Section 732(b) of the Code).

8. The holding period of the assets received by the Fund from a Partnership will be the same as the holding period of such assets in the hands of the Partnership immediately prior to the Exchange. (Section 1223(2) of the Code).

9. The holding period of each Fund Share received by a Partnership will include the various periods during which the various Partnership assets exchanged therefor were held by the Partnership, provided such assets were capital assets or section 1231 property in the hands of the

Driehaus Mutual Funds

Driehaus Micro Cap Fund L.P.

Driehaus Institutional Micro Cap Fund

Driehaus Capital Management LLC

Driehaus Capital Management (USVI) LLC

                    , 2013

Partnership immediately prior to the Exchange. With respect to the portion of each Fund Share received by a Partnership in exchange for other Partnership assets, including but not limited to cash, the holding period of such portion of each Fund Share shall commence on the day following the Exchange. (Section 1223(1) of the Code).

10. The holding period of each Fund Share received by each partner of a Partnership will include the various periods during which the Partnership is treated as having held such Fund Share. (Section 735(b) of the Code).

Notwithstanding anything to the contrary herein, we express no opinion as to the effect of the Exchange or the Liquidation on the Fund, a Partnership or any partner of a Partnership with respect to (a) any market discount bonds within the meaning of section 1278(a)(1) of the Code or (b) any other asset (including without limitation any stock held in a passive foreign investment company as defined in section 1297(a) of the Code) as to which any unrealized gain or loss is required to be recognized under federal income tax principles (i) at the end of a taxable year or upon the termination thereof, or (ii) upon the transfer of such asset regardless of whether such transfer would otherwise be a non-taxable transaction under the Code.

FACTS

Our opinion is based upon the facts, representations and assumptions set forth or referred to above and the following facts and assumptions, any alteration of which could adversely affect our conclusions.

The Fund is a newly created separate series of the Trust and is treated as a separate corporation for federal income tax purposes pursuant to section 851(g) of the Code. The Trust has been registered and operated, since it commenced operations, as an open-end management investment company under the Investment Company Act of 1940, as amended. The Trust is treated as a corporation for federal income tax purposes. The authorized common shares of beneficial interest of the Fund consist of one or more classes of shares, with each share of each class having equal rights to distributions and liquidation proceeds of the Fund as each other share of the Fund, and with each share of the Fund having identical rights in all other respects, except that each class of shares may be subject to its own sales charge schedule and its own distribution and service expenses and will have exclusive voting rights with respect to its distribution and service fees. The Fund has elected, or will elect, to be taxed as a regulated investment company under section 851 of the Code and will qualify for its taxable year in which the Exchange occurs,

Driehaus Mutual Funds

Driehaus Micro Cap Fund L.P.

Driehaus Institutional Micro Cap Fund

Driehaus Capital Management LLC

Driehaus Capital Management (USVI) LLC

                    , 2013

and intends to continue to qualify for each of its subsequent taxable years, for the tax treatment afforded regulated investment companies under the Code.

Each Partnership is a limited partnership that is classified as a partnership for federal income tax purposes and intends to continue to be so classified after the Exchange. In addition, each Partnership is an “investment partnership” and each partner of each Partnership is an “eligible partner” within the meaning of section 731(c) of the Code. Since the commencement of each Partnership’s operations through the time of the Liquidation, the Partnership has not been, and will not be, classified as a “publicly traded partnership” within the meaning of section 7704 of the Code.

Upon satisfaction of certain terms and conditions set forth in the Plan on or before the effective time of the Exchange, each Partnership will transfer to the Fund all its properties and assets (subject only to the retention by the Partnership of assets sufficient to pay the Partnership’s accrued liabilities that will not be assumed by the Fund and any assets determined to be unsuitable for the Fund to acquire) solely in exchange for Fund Shares and the assumption by the Fund of only the Partnership’s accounts payable for securities purchased and accounts payable related to securities sold short. The assets of each Partnership to be acquired by the Fund will include, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividends receivables), claims and rights of action, rights to register shares under applicable securities laws, books and records, prepaid expenses shown as assets on the Partnership’s books and other property or assets owned by the Partnership on the date of the Exchange. Except for a Partnership’s accounts payable for securities purchased and accounts payable related to securities sold short, the Fund will not assume any of a Partnership’s liabilities, debts, obligations or duties of any kind, whether absolute, accrued, contingent, known, unknown or otherwise. Immediately after the Exchange, the Partnerships will own shares of beneficial interest of the Fund possessing at least eighty percent (80%) of the total combined voting power of all classes of stock of the Fund that are entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the Fund.

As soon as practicable after the Exchange, each Partnership will make a liquidating distribution to its partners of all the Fund Shares received in the Exchange in accordance with their respective interests in the Partnership immediately prior to the Exchange, and each Partnership will completely liquidate, terminate and dissolve under state law after the satisfaction of the Partnership’s liabilities and the distribution to its partners, in accordance with their respective interests in the Partnership prior to the Exchange and the Partnership’s operating

Driehaus Mutual Funds

Driehaus Micro Cap Fund L.P.

Driehaus Institutional Micro Cap Fund

Driehaus Capital Management LLC

Driehaus Capital Management (USVI) LLC

                    , 2013

agreement, of each asset retained by the Partnership in excess of the amount needed to pay or provide for the payment of all its liabilities.

Other than the Fund Shares to be issued to the Partnerships in the Exchange, the Fund is under no obligation whatsoever, whether express or implied, written, verbal, or otherwise, to issue additional shares of the Fund pursuant to a binding commitment in existence at the time of the Exchange. In addition, there is no plan or intention on the part of the Partnerships’ partners to sell or require the redemption of the Fund Shares received in the Exchange, other than in connection with investment decisions made in the ordinary course of investing in an investment company, such as the Fund, and not related to the Exchange.

CONCLUSION

Based on the foregoing, it is our opinion that the Exchange will qualify as an exchange described in section 351 of the Code. The federal income tax opinions set forth above with respect to (i) the nonrecognition of gain or loss to the Partnerships and the Fund with respect to the Exchange, (ii) the basis and holding period of the assets received by the Fund, and (iii) the basis and holding period of the Fund Shares received by the Partnerships, follow as a matter of law from the opinion that the Exchange will qualify as an exchange described in section 351 of the Code.

Based on the foregoing, it is also our opinion that the distribution of Fund Shares by each Partnership pursuant to the Liquidation will qualify as a liquidating distribution described in section 731(a) of the Code. The federal income tax opinions set forth above with respect to (i) the nonrecognition of gain or loss to the Partnerships’ partners upon the receipt of the Fund Shares, (ii) the nonrecognition of gain or loss to a Partnership upon the distribution of the Fund Shares to its partners, and (iii) the basis and holding period of the Fund Shares received by the Partnerships’ partners, follow as a matter of law from the opinion that the distribution of Fund Shares by each Partnership in the Liquidation will qualify as a liquidating distribution described in section 731(a) of the Code.

The opinions expressed in this letter are based on the Code, the Income Tax Regulations promulgated by the Treasury Department thereunder and judicial authority reported as of the date hereof. We have also considered the positions of the Internal Revenue Service (the “Service”) reflected in published and private rulings. Although we are not aware of any pending changes to these authorities that would alter our opinions, there can be no assurances that future legislative or administrative changes, court decisions or Service interpretations will not

Driehaus Mutual Funds

Driehaus Micro Cap Fund L.P.

Driehaus Institutional Micro Cap Fund

Driehaus Capital Management LLC

Driehaus Capital Management (USVI) LLC

                    , 2013

significantly modify the statements or opinions expressed herein. We do not undertake to make any continuing analysis of the facts or relevant law following the date of this letter or to notify you of any changes to such facts or law.

Our opinion is limited to those U.S. federal income tax issues specifically considered herein. We do not express any opinion as to any other federal tax issues, or any state, local or foreign tax law issues, arising from or related to the transactions contemplated by the Plan. Although the discussion herein is based upon our best interpretation of existing sources of law and expresses what we believe a court would properly conclude if presented with these issues, no assurance can be given that such interpretations would be followed if they were to become the subject of judicial or administrative proceedings.

This opinion is furnished to the Trust, the Partnerships, the Adviser and the General Partner solely for their benefit in connection with the Exchange and the Liquidation and is not to be relied upon, quoted, circulated, published, or otherwise referred to for any other purpose, in whole or in part, without our express prior written consent. This opinion may be disclosed to partners of the Partnerships and shareholders of the Fund and they may rely on it, it being understood that we are not establishing any attorney-client relationship with any partner of the Partnerships or shareholder of the Fund. This letter is not to be relied upon for the benefit of any other person.

We hereby consent to the filing of a form of this opinion as an exhibit to Post-Effective Amendment No.              to the Trust’s Registration Statement on Form N-1A (File Nos. 333-05265 and 811-07655) filed with the Securities and Exchange Commission on             , 2013 (the “Registration Statement”). In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

VEDDER PRICE P.C.

FEDERAL TAX NOTICE: Treasury Regulations require us to inform you that (i) this opinion letter is written to support the promotion and marketing by others of the transactions or matters addressed herein and (ii) any federal tax advice contained herein (including in any attachments and enclosures) is not intended or written to be used, and cannot be used by any person or entity, for the purpose of avoiding penalties that may be imposed by the Internal Revenue Service.